Exhibit 99.1
Smith Douglas Homes Reports Fourth Quarter and Full Year 2025 Results
ATLANTA, March 11, 2026 (Business Wire) – Smith Douglas Homes Corp. (NYSE: SDHC) (“Smith Douglas” or the “Company”) today announced results for the fourth quarter and year ended December 31, 2025.
Q4 2025 Results as compared to Q4 2024:
•Home closings decreased 7% to 780
•Home closing revenue decreased 9% to $260.4 million
•Home closing gross margin of 19.9% compared to 25.5%
•Net new home orders decreased 7% to 532
•Pre-tax income of $16.9 million compared to $30.0 million
•Earnings of $0.39 per diluted share
Full Year 2025 Results as compared to Full Year 2024:
•Home closings increased 1% to 2,908
•Home closing revenue decreased 0.4% to $971.1 million
•Home closing gross margin of 21.8% compared to 26.2%
•Net new home orders increased 3% to 2,726
•Pre-tax income of $70.9 million compared to $116.9 million
•Earnings of $1.19 per diluted share
•Debt-to-book capitalization increased to 9.0% from 0.8%
•Active community count increased 28% to 100 at year end
•Total controlled lots increased 14% to 22,268

“Smith Douglas Homes closed out 2025 on a strong note, delivering record full-year closings and finishing the fourth quarter with both deliveries and gross margin above our stated guidance range,” said Greg Bennett, Vice Chairman and Chief Executive Officer. “Despite a challenging selling environment marked by affordability pressures and aggressive competitive discounting, our teams remained disciplined in maintaining sales pace and operational efficiency while continuing to position the Company for long-term growth.”

Russ Devendorf, Executive Vice President and Chief Financial Officer added, “Sales conditions remained somewhat inconsistent late in the year as affordability pressures continued to impact demand. That said, we have seen encouraging traffic and order activity in early 2026 as we enter the spring selling season. While week-to-week variability remains, we continue to manage pricing and incentives at the community level to support sales pace and maintain the efficiency of our operating platform.”

Mr. Devendorf continued, “Our strategy remains centered on disciplined growth, affordable home offerings, and thoughtful capital deployment across both existing and new markets. We will continue to evaluate investments opportunistically while maintaining our conservative approach to land and leverage.”

Conference Call & Webcast Information
Management will host a conference call to discuss the Company’s results at 8:30 a.m. Eastern Time on March 11, 2026. Interested parties can dial in using the numbers below or access the call via a webcast link provided in the investor relations section of the company’s website.
Dial-in Numbers:
Toll Free - North America (+1) 800-715-9871
International: (+1) 646-307-1963
Conference ID: 8459388
Replay Numbers:
Toll Free - North America: (+1) 800-770-2030
Playback Passcode: 8459388
Replay will expire 7 days following the event
About Smith Douglas Homes
Headquartered in Woodstock, Georgia, Smith Douglas Homes completed its initial public offering in January 2024. Since its inception, Smith Douglas has been entrusted by over 20,000 families to fulfill their new home dreams. Ranked a top 50 builder nationally for several years and with 2,908 closings in 2025, Smith Douglas currently holds the #32 position on the Builder Magazine Top 100 list. The Smith Douglas communities are primarily targeted to entry-level and empty-nest homebuyers looking to purchase a new home priced below the Federal Housing Administration loan limit in the metro areas of Atlanta, Birmingham, Central Georgia, Charlotte, Chattanooga, Dallas-Fort Worth, Greenville, Houston, Huntsville, Nashville, Raleigh, and the Alabama Gulf Coast. Smith Douglas offers its homebuyers a personalized, affordable buying experience at attractive prices, delivering exceptional value and quality.
Investor Relations
Joe Thomas
investors@smithdouglas.com

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding the Company’s performance, growth, strategic opportunities, financial position, and ability to compete in the market environment. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024, as the same may be updated from time to time in our subsequent filings with the Securities and Exchange Commission. These forward-looking statements are based on management’s current estimates and expectations. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change.

Smith Douglas Homes
Condensed Consolidated Statements of Income
(Unaudited, in thousands, except share and per share amounts)

	Three months ended December 31,		Year ended December 31,
	2025	2024	2025	2024
Home closing revenue	$260,429	$287,486	$971,116	$975,463
Cost of home closings	208,697	214,157	758,945	719,921
Home closing gross profit	51,732	73,329	212,171	255,542

Selling, general and administrative costs	35,991	42,895	139,780	136,382
Equity in income from unconsolidated entities	(621)	(361)	(2,078)	(1,161)
Interest expense	858	586	3,194	2,489
Other (income) expense, net	(1,415)	173	374	938
Income before income taxes	16,919	30,036	70,901	116,894
(Benefit) provision for income taxes	(130)	1,251	2,492	5,065
Net income	17,049	28,785	68,409	111,829
Net income attributable to non-controlling interests and LLC members prior to IPO	13,529	24,680	57,715	95,759
Net income attributable to Smith Douglas Homes Corp.	$3,520	$4,105	$10,694	$16,070

	Three months ended December 31,
	2025	2024	Year ended December 31, 2025	Period from January 11, 2024 to December 31, 2024
Earnings per share:
Basic	$0.39	$0.46	$1.19	$1.82
Diluted	$0.39	$0.46	$1.19	$1.81
Weighted average shares of common stock outstanding:
Basic	9,017,708	8,846,232	9,000,606	8,846,174
Diluted	9,062,751	9,120,592	9,213,200	9,062,368

Smith Douglas Homes
Condensed Consolidated Balance Sheets

	December 31,
	2025	2024
	(Unaudited)
Assets
Cash and cash equivalents	$12,741	$22,363
Real estate inventory	298,637	277,834
Deposits on real estate under option or contract	138,763	103,026
Real estate not owned	28,051	5,830
Property and equipment, net	9,720	3,775
Goodwill	25,726	25,726
Deferred tax asset, net	9,666	10,906
Other assets	34,289	26,441
Total assets	$557,593	$475,901
Liabilities and Equity
Liabilities:
Accounts payable	$1,938	$17,234
Customer deposits	3,108	5,301
Notes payable	44,075	3,060
Liabilities related to real estate not owned	28,051	5,830
Accrued expenses and other liabilities	26,428	32,348
Tax receivable agreement liability	9,857	10,401
Total liabilities	113,457	74,174
Commitments and contingencies
Equity:
Preferred stock, $0.0001 par value – 10,000,000 shares authorized; none issued and outstanding as of December 31, 2024	—	—
Class A common stock, $0.0001 par value – 250,000,000 shares authorized; 8,846,154 shares issued and outstanding as of December 31, 2024	1	1
Class B common stock, $0.0001 par value – 100,000,000 shares authorized; 42,435,897 shares issued and outstanding as of December 31, 2024	4	4
Additional paid-in capital	60,610	58,208
Retained earnings	26,113	15,419
Total stockholders’ equity attributable to Smith Douglas Homes Corp.	86,728	73,632
Non-controlling interests attributable to Smith Douglas Holdings LLC	357,408	328,095
Total equity	444,136	401,727
Total liabilities and equity	$557,593	$475,901

Smith Douglas Homes
Summary Cash Flow Information
(Unaudited, dollars in thousands)

Year ended December 31,	2025	2024
Net cash (used in) provided by operating activities	$(31,337)	$19,132
Net cash used in investing activities	(6,634)	(4,706)
Net cash provided by (used in) financing activities	28,349	(11,840)
Net (decrease) increase in cash and cash equivalents	(9,622)	2,586
Cash and cash equivalents, beginning of period	22,363	19,777
Cash and cash equivalents, end of period	$12,741	$22,363
Smith Douglas Homes
Selected Other Operating Data
(Unaudited, dollars in thousands)

	Three months ended December 31,		Year ended December 31,
	2025	2024	2025	2024
Home closings	780	836	2,908	2,867
ASP of homes closed	$334	$344	$334	$340
Net new home orders	532	569	2,726	2,649
Contract value of net new home orders	$169,138	$191,140	$907,095	$899,586
ASP of net new home orders	$318	$336	$333	$340
Cancellation rate(1)	16.1%	14.8%	11.1%	12.1%
Backlog homes (period end)(2)	512	694	512	694
Contract value of backlog homes (period end)	$172,523	$235,869	$172,523	$235,869
ASP of backlog homes (period end)	$337	$340	$337	$340
Active communities (period end)(3)	100	78	100	78
Controlled lots (period end):
Homes under construction	908	973	908	973
Owned lots	804	803	804	803
Optioned lots	20,556	17,746	20,556	17,746
Total controlled lots	22,268	19,522	22,268	19,522
(1)The cancellation rate is the total number of cancellations during the period divided by the total gross new home orders during the period.
(2)Backlog homes (period end) is the number of homes in backlog from the previous period plus the number of net new home orders generated during the current period minus the number of homes closed during the current period.
(3)A community becomes active once the model is completed or the community has its first sale. A community becomes inactive when it has fewer than two homes remaining to sell.

Smith Douglas Homes
Selected Financial Information by Segment
(Unaudited, dollars in thousands)
Home Closing Revenue

Three months ended December 31,	2025			2024			Period over period change
	Home closing revenue	Home closings	ASP of homes closed	Home closing revenue	Home closings	ASP of homes closed	Home closing revenue	Home closings	ASP of homes closed
Southeast(1)	$164,663	480	$343	$192,609	537	$359	(15%)	(11%)	(4%)
Central(2)	95,766	300	319	94,877	299	317	1%	—%	1%
Total	$260,429	780	$334	$287,486	836	$344	(9%)	(7%)	(3%)
(1)The Southeast segment consists of our Atlanta, Central Georgia, Charlotte, Greenville, and Raleigh divisions.
(2)The Central segment consists of our Alabama, Houston, and Nashville, and divisions.

Year ended December 31,	2025			2024			Year over year change
	Home closing revenue	Home closings	ASP of homes closed	Home closing revenue	Home closings	ASP of homes closed	Home closing revenue	Home closings	ASP of homes closed
Southeast(1)	$610,773	1,772	$345	$609,624	1,723	$354	—%	3%	(3%)
Central(2)	360,343	1,136	317	365,839	1,144	320	(2%)	(1%)	(1)%
Total	$971,116	2,908	$334	$975,463	2,867	$340	—%	1%	(2%)
(1)The Southeast segment consists of our Atlanta, Central Georgia, Charlotte, Greenville, and Raleigh divisions.
(2)The Central segment consists of our Alabama, Houston, and Nashville, and divisions.
Backlog

As of December 31,	2025			2024			Year over year change
	Backlog homes	Contract value of backlog homes	ASP of backlog homes	Backlog homes	Contract value of backlog homes	ASP of backlog homes	Backlog homes	Contract value of backlog homes	ASP of backlog homes
Southeast(1)	265	$91,748	$346	410	$146,436	$357	(35)%	(37)%	(3%)
Central(2)	247	80,775	327	284	89,433	315	(13)%	(10)%	4%
Total	512	$172,523	$337	694	$235,869	$340	(26)%	(27)%	(1)%
(1)The Southeast segment consists of our Atlanta, Central Georgia, Charlotte, Greenville, and Raleigh divisions.
(2)The Central segment consists of our Alabama, Houston, and Nashville, and divisions.
Controlled Lots

As of December 31,	2025			2024			Year over year change
	Owned(1)	Optioned	Total Controlled	Owned(1)	Optioned	Total Controlled	Owned(1)	Optioned	Total Controlled
Southeast(2)	932	13,938	14,870	881	12,210	13,091	6%	14%	14%
Central(3)	780	6,618	7,398	895	5,536	6,431	(13%)	20%	15%
Total	1,712	20,556	22,268	1,776	17,746	19,522	(4%)	16%	14%
(1)Includes homes under construction and owned lots.
(2)The Southeast segment consists of our Atlanta, Central Georgia, Charlotte, Greenville, and Raleigh divisions.
(3)The Central segment consists of our Alabama, Dallas-Fort Worth, Houston, Nashville, and Alabama Gulf Coast divisions.

Net Income

	Three months ended December 31,			Year ended December 31,
	2025	2024	Period over period change	2025	2024	Year over year change
Southeast(1)	$19,541	$38,469	$(18,928)	$86,241	$124,837	$(38,596)
Central(2)	4,122	8,510	(4,388)	22,870	41,891	(19,021)
Segment total	23,663	46,979	(23,316)	109,111	166,728	(57,617)
Corporate(3)	(6,614)	(18,194)	11,580	(40,702)	(54,899)	14,197
Total	$17,049	$28,785	$(11,736)	$68,409	$111,829	$(43,420)
(1)The Southeast segment consists of our Atlanta, Central Georgia, Charlotte, Greenville, and Raleigh divisions.
(2)The Central segment consists of our Alabama, Dallas-Fort Worth, Houston, Nashville, and Alabama Gulf Coast divisions.
(3)Corporate primarily includes corporate overhead costs, such as payroll and benefits, business insurance, information technology, office costs, outside professional services and travel costs, and certain other amounts that are not allocated to the reportable segments.
Non-GAAP Financial Measures
In addition to our results determined in accordance with generally accepted accounting principles in the U.S. (“GAAP”), this press release includes net debt-to-net book capitalization and adjusted net income.
Net debt-to-net book capitalization
Net debt-to-net book capitalization is a supplemental measure of our leverage that is not required by, or presented in accordance with, GAAP and should not be considered as an alternative to debt-to-book capitalization or any other measure derived in accordance with GAAP. We caution investors that amounts presented in accordance with our definition of net debt-to-net book capitalization may not be comparable to similar measures disclosed by our competitors because not all companies and analysts calculate this non-GAAP financial measure in the same manner. We present this non-GAAP financial measure because we consider it to be an important supplemental measure of our leverage and believe it is frequently used by securities analysts, investors, and other interested parties in the evaluation of companies in our industry.
We define net debt-to-net book capitalization as:
•Total debt, less cash and cash equivalents, divided by
•Total debt, less cash and cash equivalents, plus equity.
This non-GAAP financial measure has limitations as an analytical tool in that it subtracts cash and cash equivalents and therefore may imply that the Company has less debt than the most comparable measure determined in accordance with GAAP. Because of this limitation, this non-GAAP financial measure should be considered along with other financial measures presented in accordance with GAAP. The presentation of this non-GAAP financial measure is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP.

We have reconciled this non-GAAP financial measure with the most directly comparable GAAP financial measure in the following table:

As of December 31, (in thousands, except percentages)	2025	2024
Notes payable	$44,075	$3,060
Equity	444,136	401,727
Total capitalization	$488,211	$404,787
Debt-to-book capitalization	9.0%	0.8%
Notes payable	$44,075	$3,060
Less: cash and cash equivalents	12,741	22,363
Net debt	31,334	(19,303)
Equity	444,136	401,727
Total net capitalization	$475,470	$382,424
Net debt-to-net book capitalization	6.6%	(5.0%)
Adjusted net income
Adjusted net income is not a measure of net income or net income margin as determined by GAAP. Adjusted net income is a supplemental non-GAAP financial measure used by management and external users of our consolidated financial statements, such as industry analysts, investors, lenders, and rating agencies. We define adjusted net income as net income adjusted for the tax impact using a 24.6% federal and state blended tax rate (assuming 100% public ownership to adjust for the impact of taxes on earnings attributable to Smith Douglas Holdings LLC as if Smith Douglas Holdings LLC was a subchapter C corporation in the periods presented).
Management believes adjusted net income is useful because it allows management to more effectively evaluate our operating performance and comparability to industry peers who record income tax expense on their income before tax as opposed to the income of Smith Douglas Holdings LLC not being taxed at the entity level and, therefore, not reflecting a charge against earnings for income tax expense. Adjusted net income should not be considered as an alternative to, or more meaningful than, net income or any other measure as determined in accordance with GAAP. Our computation of adjusted net income may not be comparable to adjusted net income of other companies. We present adjusted net income because we believe it provides useful information regarding our comparability to peers.
The following table presents a reconciliation of adjusted net income to the GAAP financial measure of net income for each of the periods indicated:

	Three months ended December 31,		Year ended December 31,
	2025	2024	2025	2024
Net income	$17,049	$28,785	$68,409	$111,829
Provision for income taxes	(130)	1,251	2,492	5,065
Income before income taxes	16,919	30,036	70,901	116,894
Tax-effected adjustments(1)	4,159	7,383	17,427	28,756
Adjusted net income	$12,760	$22,653	$53,474	$88,138
(1)For the years ended December 31, 2025 and 2024, our tax expenses assumes a 24.6% federal and state blended tax rate (assuming 100% public ownership to adjust for the impact of taxes on earnings attributable to Smith Douglas Holdings LLC as if Smith Douglas Holdings LLC was a subchapter C corporation in the periods presented).